UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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The Eastern Company
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The Board of Directors of The Eastern Company (the “Company”) has furnished a proxy statement to its shareholders in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders to be held on April 27, 2016.  The proxy statement was first furnished to shareholders on or about March 15, 2016.

Page 5 and Exhibit A of the proxy statement discuss a proposal to amend the certificate of incorporation of the Company in order to eliminate the classification of directors and to provide for the election of directors by the vote of a majority of the votes cast at a meeting at which a quorum is present.  A nominee will receive a majority of the votes cast at the meeting if the number of votes cast “for” the nominee is greater than the number of votes cast “against” the nominee.  The Board of Directors of the Company proposed these changes in order to improve the Company’s corporate governance and to make the Board of Directors more accountable to shareholders.

Following the issuance of the proxy statement, Institutional Shareholder Services, Inc. (“ISS”) recommended two changes to the adoption of a majority voting standard for the election of directors in order to provide greater benefits to the shareholders.  Upon consideration of the recommendations made by ISS, the Board of Directors has unanimously decided to include them in its proposal.

Therefore, the Board of Directors has unanimously approved the following changes to the proposed amendment to the certificate of incorporation of the Company and the proposed corresponding amendment to the by-laws of the Company:

(a)           Under a majority voting standard, if a nominee for reelection to the Board of Directors were to fail to obtain a majority of the votes cast at the annual meeting of shareholders, he or she would not be reelected to another term.  However, Connecticut law provides that the individual would remain a member of the Board of Directors until his or her successor is elected at the next annual meeting.  Due to this statutory provision, the director would automatically remain on the Board of Directors as a “holdover” director even if a majority of the votes were cast against the director.

Under the proposed change to the bylaws, each director who is not reelected by a majority of the votes cast will be required to tender his or her resignation to the Board of Directors, and the Board of Directors will then decide whether to accept or reject the resignation, or whether other action is required.  Therefore, a director who is proposed for reelection and who does not receive a majority of the votes cast will not automatically remain on the Board of Directors as a “holdover” director.  Rather, his or her continued service as a director will be subject to review by the Board of Directors, taking into account the shareholders’ vote and any other relevant considerations.

The Board of Directors has approved a “Majority Voting Director Resignation Policy”, contingent upon the shareholders’ approval of the proposed amendment to the certificate of incorporation.  This policy will require a director to tender a contingent resignation to the Board of Directors.  The contingent resignation will become effective if the director does not receive a majority of the votes cast when he or she is proposed for reelection, and the Board of Directors then votes to accept the resignation.

(b)           If a shareholder proposes a person for election to the Board of Directors in opposition to a nominee of the Board of Directors, a majority voting standard could result in the nominee of the Board of Directors remaining in office even if he or she received fewer votes than the shareholder’s nominee.

For example, suppose that the Board of Directors is proposing a director for reelection, the number of votes cast for the election of the Board of Directors’ nominee is less than the number of votes cast against the Board of Directors’ nominee, the number of votes cast for the shareholder’s nominee is less than the number of votes cast against the shareholder’s nominee, and the Board of Directors’ nominee receives less votes for his or her election than the shareholder’s nominee.  In this case, neither the Board of Director’s nominee nor the shareholder’s nominee would be elected as a director.  However, the Board of Directors’ nominee would continue to serve on the Board of Directors as a “holdover” director, even though he or she received less votes for election than the shareholder’s nominee.

Under the proposed changes to the certificate of incorporation and bylaws, majority voting for directors will not apply in situations where a shareholder is proposing a person for election to the Board of Directors.  Rather, in these cases, a nominee will be elected to the Board of Directors if he or she receives a plurality of the votes cast.

Applying plurality voting to the example discussed above would result in the shareholder’s nominee being elected to the Board of Directors rather than the Board of Directors’ nominee.  In this case, the shareholder’s nominee had a plurality of the votes cast because he or she had more votes cast for his or her election than the Board of Directors’ nominee (even though both of them had less than a majority).

The Board of Directors of the Company has unanimously approved the proposed changes to the amendment to the certificate of incorporation of the Company.  The Board of Directors also has unanimously approved the proposed changes to the corresponding amendment to the by-laws of the Company and has unanimously approved the Majority Voting Director Resignation Policy, each contingent upon the shareholders’ approval of the amendment to the certificate of incorporation.  A copy of the proposed amendments to the certificate of incorporation and the by-laws of the Company (with the proposed changes highlighted) are attached hereto as Exhibit A, along with a copy of the proposed Majority Voting Director Resignation Policy.

In order to adopt the amendment to the certificate of incorporation to declassify the Board of Directors and to provide for majority voting for the election of directors (other than in situations where a shareholder is proposing a person for election to the Board of Directors), a majority of the outstanding shares of common stock of the Company must be present at the April 27, 2016 annual meeting in order to constitute a quorum, and the votes cast in favor of the amendment must exceed the votes cast against the amendment.

The Board of Directors recommends a vote FOR the approval of the revised amendment to the certificate of incorporation of the Company to declassify the Board of Directors and to provide for the election of directors by majority vote.

If you have already submitted your proxy and you wish to change your votes, you can revoke your prior proxy by filing a new proxy, or by giving notice of revocation of your proxy to The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, CT  06770-0460.  Any previously submitted proxy votes that are not resubmitted will continue to count as votes for or against the proposed amendment to the Company’s certificate of incorporation, as revised to incorporate the changes discussed above.

EXHIBIT A

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
TO DECLASSIFY BOARD OF DIRECTORS AND TO ELECT DIRECTORS BY MAJORITY VOTE

The shareholders of the Company are being requested to approve an amendment to Article Ninth of the certificate of incorporation of the Company.  As amended, Article Ninth will read as follows:

NINTH:  Each member of the Board of Directors of the corporation shall be elected by the stockholders at the annual meeting of the stockholders, and shall serve for a term of one year.  Directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election of directors at the annual meeting of the stockholders at which a quorum is present; provided, however, directors shall be elected by a plurality of the votes cast at such meeting if: (a) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with any advance notice requirements for stockholder nominees for director set forth in the bylaws; and (b) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders.  Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders.

At the annual meeting of stockholders in 2017, the term of the directors elected in 2014 shall expire, and their successors shall be elected for a term of one year.  At the annual meeting of stockholders in 2018, the term of the directors elected in 2015 and 2017 shall expire, and their successors shall be elected for a term of one year.  At the annual meeting of stockholders in 2019, the term of the directors elected in 2016, 2017 and 2018 shall expire, and their successors shall be elected for a term of one year.  At each annual meeting thereafter, the term of all of the directors shall expire and their successors shall be elected for a term of one year.

PROPOSED AMENDMENTS TO BY-LAWS
TO DECLASSIFY BOARD OF DIRECTORS AND TO ELECT DIRECTORS BY MAJORITY VOTE

The Board of Directors of the Company has approved the amendment of Article III, Section 2 and Section 3 of the By-laws of the Company, contingent on the shareholders’ approval of the proposed amendment to Article Ninth of the certificate of incorporation of the Company.  As amended, Article III, Section 2 and Section 3 will read as follows:

Section 2.                      The Board of Directors shall consist of not less than five (5) nor more than ten (10) persons serving for a term of one year, as provided in the Certificate of Incorporation.  At each Annual Meeting of the Shareholders, the Shareholders shall elect Directors to serve for a term of one year and until their respective successors shall be duly elected and qualified.  Directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election of directors at the Annual Meeting of the Shareholders at which a quorum is present (that is, if the votes cast for a nominee’s election as a Director exceed the votes cast against such nominee’s election as a Director).  The Board of Directors shall adopt a policy under which any Director who is not reelected by a majority of the votes cast shall tender his or her resignation to the Board of Directors, and the Board of Directors shall determine whether to accept or reject the resignation, or whether other action should be taken.

Notwithstanding the foregoing, directors shall be elected by a plurality of the votes cast at an Annual Meeting of the Shareholders at which a quorum is present if: (a) the Secretary of the Corporation receives a notice that a Shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for Shareholder nominees for director set forth in

Section 7 of Article III; and (b) such nomination has not been withdrawn by such Shareholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the Shareholders.

Notwithstanding the foregoing, the number of persons constituting the Board of Directors may be increased or decreased by vote of the Directors then in office; provided, however, a decrease in the number of Directorships shall not affect the unexpired term of any Director in office who shall continue until the expiration of his or her term.

Section 3.                      Whenever any vacancy shall occur in the Board of Directors (including vacancies created by an increase in the number of Directors), the remaining Directors in office, although less than a quorum, may fill the vacancy by majority vote. The person elected to fill such vacancy shall hold office until the next Annual Meeting of the Shareholders, and until his successor shall be duly elected and qualified.

ADOPTION OF MAJORITY VOTING DIRECTOR RESIGNATION POLICY

The Board of Directors of the Company has approved the following Majority Voting Director Resignation Policy, contingent on the shareholders’ approval of the proposed amendment to Article Ninth of the certificate of incorporation of the Company.

Majority Voting Director Resignation Policy

In accordance with the certificate of incorporation and by-laws of The Eastern Company (the “Company”), if none of the Company’s shareholders provide the Company notice of an intention to nominate one or more candidates to compete with the nominees of the Board of Directors in a director election, or if the shareholders have withdrawn all such nominations by the tenth (10th) day before the Company mails its notice of meeting to the shareholders, then a nominee for election to the Board of Directors must receive a majority of the votes cast at an Annual Meeting of the Shareholders at which a quorum is present.  A nominee shall be elected as a director by a majority of the votes cast if the votes cast for the nominee’s election as a director exceed the votes cast against such nominee’s election as a director.

If a director is subject to reelection by a majority of the votes cast, and if he or she fails to receive the required number of votes for reelection, then the Board of Directors expects the director to tender his or her resignation.  The Board of Directors shall nominate for election or reelection as a director only those candidates who agree to tender, promptly following the Annual Meeting at which they are elected or reelected as a director, irrevocable resignations that will be effective upon:  (a) their failure to receive the required vote at the next annual meeting at which they face reelection; and (b) the acceptance of such resignation by the Board of Directors.  In addition, the Board of Directors shall fill vacancies on the Board of Directors and new directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of resignation tendered by other directors in accordance with this policy.

If an incumbent director fails to receive the required vote for reelection, the Board of Directors shall act on an expedited basis to determine whether to accept the director’s resignation.  The director whose resignation is under consideration shall abstain from participating in any decision regarding that resignation.  The Board of Directors may consider any factors they deem to be relevant in deciding to accept such a director’s resignation.